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                                 EXHIBIT 23.1

                       CONSENT OF DELOITTE & TOUCHE LLP

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of OXIS International, Inc. (formerly DDI Pharmaceuticals, Inc.) and subsidiary on Form S-3 of our report dated March 21, 1995, which included an explanatory paragraph relating to the Company's ability to continue as a going concern, appearing in the Annual Report on Form 10-K of OXIS International, Inc. for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
Portland, Oregon
July 13, 1995

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